                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                    YETT FAMILY PARTNERSHIP, L.P. (LANDLORD)

                                       AND

                           EDGAR ONLINE, INC. (TENANT)

                                TABLE OF CONTENTS


1.       Defined Terms; Lease Data; Exhibits ........................
         1.1      Building and Premises .............................
         1.2      Tenant's Pro Rata Share ...........................
         1.3      Term, Commencement and Expiration .................
         1.4      Rent ..............................................
         1.5      Security Deposit ..................................

2.       Premises ...................................................

3.       Rent     ...................................................
         3.1      Tenant Payment ....................................
         3.2      Basic Rent ........................................

4.       Construction of Tenant Improvements ........................

5.       Uses     ...................................................
         5.1      General Use .......................................
         5.2      No Hazardous Materials ............................

6.       Additional Rent ............................................
         6.1      Tenant Payment ....................................
         6.2      Definitions .......................................
         6.3      Manner of Payment .................................
         6.4      Proration .........................................
         6.5      Landlord's Records ................................
         6.6      Further Adjustments ...............................

7.       Personal Property Taxes ....................................

8.       Taxes on Rent ..............................................

9.       Services by Landlord .......................................

10.      Assignment and Subletting ..................................

11.      Care of Premises ...........................................

12.      Surrender of Premises; Removal of Property .................

13.      Alterations ................................................

14.      Entry and Inspection .......................................

15.      Damage and Destruction .....................................
         15.1     Damage and Repair .................................
         15.2     Business Interruption .............................
         15.3     Property of Tenant ................................

16.      Indemnification ............................................

17.      Insurance ..................................................
         17.1     Liability Insurance ...............................
         17.2     Property Insurance ................................
         17.3     Workers' Compensation Insurance ...................
         17.4     Insurance Policy Requirements .....................
         17.5     Waiver of Subrogation .............................

18.      Advertising and Signs ......................................

19.      Insolvency and Liens .......................................
         19.1     Insolvency ........................................
         19.2     Liens .............................................

20.      Condemnation ...............................................
         20.1     Entire Taking .....................................
         20.2     Partial Taking ....................................
         20.3     Awards and Damages ................................


21.      Default; Remedies ..........................................
         21.1     Events of Default .................................
         21.2     Landlord Remedies for Tenant Default ..............
         21.3     Cumulative Remedies ...............................
         21.4     Right to Perform ..................................
         21.5     Late Payments .....................................
         21.6     Waiver of Redemption Rights .......................

22.      Subordination to Mortgage ..................................

23.      Holdover ...................................................

24.      Agent    ...................................................

25.      Notices  ...................................................

26.      Costs and Attorneys' Fees ..................................

27.      Estoppel Certificates ......................................

28.      Limitation of Liability ....................................

29.      Transfer of Landlord's Interest ............................

30.      Nonwaiver ..................................................

31.      Quiet Possession ...........................................

32.      Security Deposit ...........................................

33.      General  ...................................................
         33.1     Headings ..........................................
         33.2     Successors and Assigns ............................
         33.3     No Brokers ........................................
         33.4     Entire Agreement ..................................
         33.5     Severability ......................................
         33.6     Force Majeure .....................................
         33.7     Changes to Building ...............................
         33.8     Building Directory ................................
         33.9     Governing Law .....................................
         33.10    Authority..........................................
         33.11    Relocation Clause .................................
         33.12    Landlord's Security Interest ......................
         33.13    Tenant Representation .............................
         33.14    Time Essence ......................................
         33.15    Execution in Counterparts .........................
         33.16    Joint and Several Liability .......................
         33.17    Binding on Landlord ...............................
         33.18    No Recording ......................................
         33.19    Computation of Time ...............................

34.      Option to Renew   ..........................................

         Notary   ...................................................

Exhibit A         Legal Description
Exhibit B         Floor Plan
Exhibit C         Tenant Improvements
Exhibit D         Additional Provisions
Exhibit E         Estoppel Certificate
Exhibit F         Building Rules and Regulations
Exhibit G         Parking Rules and Regulations

                             OFFICE LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is dated as of the day of January 28, 2000, and is entered into by and between Yett Family Partnership, L.P. ("Landlord") and Edgar Online, Inc.,

         Landlord and Tenant agree as follows:

         1.       DEFINED TERMS; LEASE DATA; EXHIBITS.

                  1.1 BUILDING AND PREMISES. The "Building" means that 24 building office park known as the Linbrook Office Park, situated on the real property (the "Property") more particularly described in Exhibit A attached hereto. The Building contains approximately 105,740 net rentable square feet. The "Premises" means that space consisting of approximately 3,650 net rentable square feet in Building 21 with a postal address of 10628 NE 37th Circle, Kirkland WA 98033, as outlined on the floor plan attached hereto as Exhibit B, including tenant improvements as described in Exhibit C attached hereto.

                  1.2 TENANT'S PRO RATA SHARE. "Tenant's Pro Rata Share" means three point four five percent (3.45 %), calculated by dividing the total net rentable square feet of the Premises by the total net rentable square feet of the Building.

                  1.3 TERM, COMMENCEMENT AND EXPIRATION DATES. The term of this Lease (the "Lease Term") shall be approximately 33.61 months, commence on the earlier of March 13, 2000, or the date Tenant takes possession of the Premises (the "Commencement Date") and expiring on January 31, 2003, unless earlier terminated as provided herein. The Lease Term means the entire term of this Lease, including any extension or renewal terms.

                  1.4 RENT. Tenant shall pay to Landlord basic rent of Seven Thousand Six Hundred Four Dollars ($7,604.00) per month, adjusted as provided in Section 3.2 ("Basic Rent"). Tenant also shall pay as additional rent all expenses allocable to the Premises in excess of the base rate amount (the "Base Rate Amount") of NA per net rentable square foot in the Premises per year as provided in Section 6 ("Additional Rent"). Tenant has deposited with Landlord on the date hereof Seven Thousand Six Hundred Four Dollars ($7,604.00) to be applied to Basic Rent first coming due under this Lease.

                  Effective Date of         New Basic
                    Rent Increase           Monthly Rent
                        02/01/01            $7,908.00
                        02/01/02            $8,213.00

                  1.5 SECURITY DEPOSIT. Tenant has deposited with Landlord on the date Eight Thousand Two Hundred Thirteen Dollars ($8,213.00) as a security deposit (the "Security Deposit") to be held and disbursed by Landlord in accordance with Section 32.

                  1.6 EXHIBITS. Landlord and Tenant agree that this Lease is further subject to the provisions of the attached Exhibits, which are listed below. The provisions of the Exhibits are incorporated herein by this reference and made a part of this Lease.

                  Exhibit A  Legal Description
                  Exhibit B  Floor Plan
                  Exhibit C  Tenant Improvements
                  Exhibit D  Additional Provisions
                  Exhibit E  Estoppel Certificate
                  Exhibit F Building Rules and Regulations
                  Exhibit G Parking Rules and Regulations

         2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions set forth herein the Premises, together with nonexclusive rights of ingress and egress over common areas in the Building. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. The taking of possession or use of the Premises by Tenant for any purpose [other than construction] shall conclusively establish that the Premises and the Building were at such time in satisfactory condition, except as to any punchlist items required to be accomplished by Landlord pursuant to Exhibit C as to which Tenant shall have given Landlord written notice in reasonable detail within reasonable detail within fifteen (15) days after Tenant takes such possession or commences such use of the Premises. Nothing contained in this Section 2 shall affect, defer or modify the commencement Date or the obligation of Tenant to pay rent hereunder.

         3.       RENT.

                  3.1 TENANT PAYMENT. Tenant shall pay Landlord without notice Basic Rent, Additional Rent, and any other payments due hereunder (collectively, "Rent"), from and after the Commencement Date, without deduction or offset, in lawful money of the United States of America in advance on or before the [first] day of each month (or at other dates specified in this Lease) during the Lease Term at Landlord's address set forth on the signature page of this Lease, or to such other party or at such other place as Landlord may hereafter from time to time designate to Tenant in writing. Rent for any partial month at the beginning or end of the Lease Term shall be prorated.

                  3.2 BASIC RENT ADJUSTMENT. Basic Rent shall be adjusted in accordance with the schedule set forth in Section 1.4 of the Lease and Exhibit D.

         4. CONSTRUCTION OF TENANT IMPROVEMENTS. Improvements to the Premises (the "Tenant Improvements") shall be constructed as provided in Exhibit C. If as a result of the Provisions of Exhibit C the Commencement date is established at an earlier date than the date provided in Section 1.3 above, then Landlord shall confirm the actual Commencement Date to Tenant in a written notice. All Tenant Improvements shall be and remain the property of Landlord.

         5.       USES.

                  5.1 GENERAL USE. The Premises shall be used only for general office purposes, research and development of software products, and any other purpose consistent with applicable zoning and the operation of an office and service business building ("Permitted Use") and for no other business or other purpose without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. No act shall be done in or about the Premises that is unlawful or that will increase the then existing rate of insurance on the Building. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing in or about the Premises that disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not, without the prior written consent of Landlord, which may be withheld in its sole discretion, use, operate or maintain any apparatus, machinery, equipment or device in or about the Premises that will cause any significant noise, increase electrical loads or usage, vibration or fumes or disturb the quiet enjoyment of any other tenants in the Building. If any of Tenant's office machines or operating should disturb the quiet enjoyment of any other tenants in the Building, then Tenant shall cease operating such equipment until it has provided adequate insulation or taken such other action as Landlord shall require to eliminate the disturbance. Tenant shall comply with all laws and regulations relating to its use or concerning Tenant's use or occupancy of the Premises or related to the common areas of the Building as may be adopted by Landlord from time to time and made available to Tenant.

                  5.2 NO HAZARDOUS MATERIALS. Tenants shall not use, dispose of or otherwise allow the release of any Hazardous materials in, on or under the Premises, the Building, the Property, or any adjacent property, or in any improvements thereto, thereon or therein. Tenant represents and warrants to Landlord that Tenant's intended use of the Premises does not involve the use, production, disposal or bringing on to the Premises, the Building or the Property of any Hazardous Materials. As used herein, the term "Hazardous Materials" includes any substance, waste or material defined or designated as hazardous, toxic or dangerous (or any similar term) by any federal, state or local statute, regulation, rule or ordinance now or hereafter in effect. Tenant shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Materials in, on or under the Premises, the Building, the Property or any adjacent property, or incorporated in any improvements thereto, thereon, therein, at Tenant's expense.

         After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but shall not be obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises. However, Landlord shall not be obligated to give Tenant notice and an opportunity to effect compliance if (i) such delay might result in material adverse harm to Landlord, the Premises, the Building or the Property; (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect compliance, or (iii) Landlord reasonably believes that an emergency exists. Whether or not Tenant has actual knowledge of the release of Hazardous Material on the Premises, the Building, the Property or any adjacent property as the result of Tenant's use of the Premises, the Building or the Property, Tenant shall reimburse Landlord for the full amount of all costs and expenses incurred by Landlord relating to such Hazardous Materials or in connection with such compliance activities. Tenant shall notify Landlord immediately of any release of any Hazardous Materials on the Premises of which Tenant is aware.

         Tenant agrees to indemnify and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys' and other professional fees and disbursements) that may be imposed on, incurred or paid by, or asserted against Landlord, the Premises, the Building, or the Property by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant under this Section 5.2, or (ii) the acts or omissions of Tenant, its officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees or visitors, or any assignee or sublessee or other person for whom Tenant would otherwise be liable, resulting in the release of any Hazardous Materials. All of Tenant's obligations and liabilities under this Section 5.2 shall survive expiration or other termination of this Lease and shall be separately enforceable by Landlord.

         Landlord certifies that to the best of their knowledge and belief the Premises are free from Asbestos.

         6.       ADDITIONAL RENT.

                  6.1 TENANT PAYMENT. In addition to Basic rent, Tenant shall pay to Landlord as Additional Rent, from and after the Commencement Date in the manner described below, an amount equal to the Actual Expenses Allocable to the Premises for all increases in Operating Expenses and Real Property Taxes that exceed the Base Year Amount.

                  6.2      DEFINITIONS.

                           6.2.1 "Operating Expenses" shall mean all expenses
paid or incurred by Landlord for maintaining, operating and repairing the Building, the Property, any parking structure serving the Building and related improvements adjacent to the Building that serve the tenants of the Building including without limitation, signage, sidewalks, terraces, parking, loading or delivery areas and landscaping and the personal property used in conjunction therewith (collectively, the "Building Complex"), including, without limitation, the costs of refuse collection, water, sewer, electricity, gas and other utilities, supplies, janitorial and cleaning services, window washing, landscaping maintenance, services of independent contractors, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Building Complex, insurance premiums on insurance as Landlord in its sole discretion elects to carry, licenses, permits and inspection fees, management fees, real property taxes (as defined below), legal and accounting expenses, amortization of capital improvements constructed after completion of the Building Complex, and any other expense or charge whether or not herein above described, which in accordance with generally accepted accounting and property management practices would be considered an expense of maintaining, operating or repairing the Building Complex, but excluding:

                           6.2.1.1 Costs of any special services rendered or
equipment or materials provided or expenses attributable to individual tenants (including Tenant) for which a special charge is made to that tenant;

                           6.2.1.2 Costs of electrical, heating, cooling and
combined utility services to the extent that such services are separately metered to the Premises and paid directly by Tenant.

         Landlord may construct, and "Operating Expenses" shall include, any additional capital improvements to the Building Complex common areas to enhance the character, utility, or operating efficiency of the Building Complex, as reasonably determined by Landlord, but the amount of the capital improvements costs included in the Operating Expenses for any Lease Year shall be limited to the annual amortized amount of the capital improvements determined by dividing the capital improvement costs by the useful life of the capital improvements.

                           6.2.2 "Real Property Taxes" shall mean real and
personal property taxes, assessments (including local improvement or special benefit districts), and all other governmental impositions and charges of every kind and nature, including surcharges, now or hereafter imposed with respect to the Building Complex, or any portion thereof, including, without limitation, all tenant improvements, and all improvements, fixtures, and equipment to, on or in the Building Complex, and/or the use, occupancy or possession thereof; taxes on Property of Tenant (as defined in Section 7), which have not been paid by Tenant directly to the taxing authority; and any taxes levied or assessed in addition to, in lieu of, or as a substitute for, in whole or part, taxes now levied or assessed or any other tax upon owning, leasing or rents receivable by Landlord from the Building Complex, but excluding any federal, state or local income tax or inheritance, gift, succession or franchise taxes imposed on Landlord.

                           6.2.3 "Lease Year" shall mean each 12-month period
commencing January 1 and ending December 31, or any portion thereof, during the Lease Term.

                           6.2.4 "Actual Expenses" shall mean the actual
expenses paid or incurred by Landlord for Operating Expenses and Real Property Taxes during any Lease Year.

                           6.2.5 "Actual Expenses Allocable to the Premises"
shall mean Actual Expenses multiplied by Tenant's Pro Rata Share.

                           6.2.6 "Estimated Expenses Allocable to the Premises"
shall mean Landlord's estimate of Actual Expenses Allocable to the Premises for the following Lease Year to be given by Landlord to Tenant pursuant to Section
6.3.1 below.

                           6.2.7 "Base Year" as used in this Lease means, for
the Term, the calendar year 2000 and, for each Extended Term, the Lease Year in which the Extended Term falls. Electrical and janitorial expenses included in Operating costs for the base Year shall be adjusted by Landlord to fairly reflect ninety-five percent (95%) occupied on January 1 of the Base Year.

         6.3 MANNER OF PAYMENT. Tenant's payment of Additional rent shall be made as follows:

                           6.3.1 Prior to the commencement of each Lease Year,
Landlord shall furnish Tenant a written statement of the Estimated Expenses allocable to the premises for such Lease Year, and a calculation of Additional rent as follows: One-twelfth (1/12) of the amount, if any, by which Estimated Expenses Allocable to the Premises exceeds the Base Amount, which excess amount shall be additional Rent payable by Tenant for each month during such Lease Year. If at any time or times during such Lease Year it reasonably appears to Landlord that the Actual Expenses Allocable to the Premises shall vary from Estimated Expenses Allocable to the Premises by more than five percent(5%) on an annual basis, then Landlord by written notice to Tenant may revise the Estimated Expenses Allocable to the Premises for such Lease Year and Additional Rent payments by Tenant for such Lease Year shall thereafter be equal to one-twelfth (1/12) of the amount by which such revised Estimated Expenses Allocable to the Premises exceed the Base Amount.

                           6.3.2 Within ninety (90) days after the end of each
Lease Year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of Actual Expenses Allocable to the Premises during the prior Lease Year, with a listing of amounts for Real Property Taxes and major categories of Operating Expenses; (b) any amount paid by Tenant as Additional Rent during such prior Lease Year; and (c) any revision to the Estimated Expenses Allocable to the Premises for the current Lease Year.

                           6.3.3 If the Statement shows Tenant's payments were
less than the excess of Actual Expenses Allocable to the premises for the prior Lease Year over the Base Amount, then Tenant shall promptly pay to Landlord the difference. If the Statement shows an increase in Estimated Expenses Allocable to the Premises for the current Lease Year, then Tenant's Additional Rent payments for the balance of the Lease Year shall be equal to one-twelfth (1/12) of the amount by which such increased Estimated Expenses Allocable to the Premises exceeds the Base Amount, and Tenant shall pay the difference between the new and former estimates for the period from January 1 of the current Lease Year through the month in which the Statement is sent. Tenant shall pay any such difference within thirty (30) days after Landlord sends the Statement.

                           6.3.4 If the Statement shows that Tenant's payments
exceeded the amount by which Actual Expenses Allocable to the Premises exceeded the Base Amount, then Tenant shall receive a credit in the amount of the difference against payments of Rent next due. If the Lease Term shall have expired and no further Rent shall be due, Tenant shall receive a refund in the amount of such difference within (30) days after Landlord sends the Statement.

                           6.3.5 So long as Tenant's obligations hereunder are
not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one (1) Statement covering Operating Expenses and Real Property Taxes, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Operating Expenses and Real Property Taxes.

         6.4 PRORATION. If the Lease Term commences on a date other than January 1, or ends on a date other than December 31, Tenant's obligations to pay estimated and actual amounts toward Additional Rent for such first or final calendar year shall be prorated to reflect the portion of such year(s) included in the Lease Term. Such Proration shall be made by multiplying (i) the Base Amount (as stated on an annual basis) and (ii) the total Estimated or Actual Expenses Allocable to the Premises for such calendar year(s) by a fraction the numerator of which is the number of days of the Lease Term during such calendar year and the denominator of which is 365.

         6.5 LANDLORD'S RECORDS. The determination of Additional Rent shall be made by Landlord. Landlord or its agents shall keep records in reasonable detail showing all expenditures made or items enumerated above, which records shall be available for inspection at Landlord's offices by Tenant. All costs of such inspection shall be borne solely by Tenant, and at the Landlord's premises conducted during Landlord's normal business hours. Tenant is entitled to audit Landlord's records one (1) time per year and only for the preceding Lease Year as defined in Section 6.2.3 Inspection of Landlord's records must be conducted within one hundred twenty (120) days of receiving the "Statement". Furthermore, any audit cannot be performed using a contingency basis auditor and all information reviewed is to be kept strictly confidential between Landlord and Tenant.

         6.6 FURTHER ADJUSTMENT. In the event the average occupancy level of the Building for any Lease Year was or is not ninety-five percent (95%) or more of full occupancy, then Actual Expenses and Landlord's estimate thereof for such Lease Year shall be proportionately adjusted by Landlord to reflect those costs that would have occurred had the Building been ninety-five percent (95%) occupied during such Lease Year.



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


         7. PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency, all Personal Property Taxes (as defined below) payable with respect to all Property of Tenant (as defined below) located on the Premises or in the Building Complex and promptly upon request of Landlord shall provide written proof of such payment. As used herein, "Property of Tenant" shall mean and include, without limitation, all personal property of Tenant including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures kept or used on or installed in the Premises and any Tenant Improvements and other improvements to the Premises that are owned by and separately assessed to Tenant. "Personal Property Taxes" shall include all property taxes assessed against the Property of Tenant, whether assessed as real or personal property.

         8. TAXES ON RENT. The Rent provided for in this Lease is exclusive of any sales or other tax or charge upon, based upon or measured by rents payable to Landlord hereunder, or any tax or other charge based upon or measured by the number of employees of Tenant, or any other tax that is not currently in effect. If during the Lease Term any such tax or other charge becomes payable by Landlord to any governmental authority, the Rent hereunder shall be deemed increased by such amount upon thirty (30) days' written notice by Landlord to Tenant. The foregoing does not apply to federal, state or local income, gross receipts, inheritance, gift, succession or franchise taxes payable by Landlord.

         9. SERVICES BY LANDLORD. Landlord will provide those services to the Premises and the Building that are customary to similar office buildings in the greater Seattle area, including without limitation electricity for lighting and low-power usage office machines; water and sewer; and mechanical, cooling, heating and ventilation at such times as Landlord normally furnishes this service to other tenants of the Building, but in no event less than "Normal Business Hours" (as defined as below), and at such temperatures and in such amounts as are reasonably standard for office buildings in the greater Seattle area. Building access, electricity as described above, water, sewer, and parking if and as described in Exhibit D shall be available at all times. The cooling, heating and ventilation system shall be available during Normal Business Hours. "Normal Business Hours" shall be from 5:00a.m. to 6:00p.m. on weekdays, and 8:00a.m. to 1:00p.m. on Saturdays, excluding legal holidays (New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and days associated therewith). Landlord also shall provide daily (i.e., five days per week) janitorial service, lamp replacement for Landlord-furnished lighting, toilet room supplies and perimeter window washing, all with reasonable frequency customary to office buildings in the greater Seattle area. Landlord shall provide cooling, heating and ventilation at times other than Normal Business Hours upon Tenant's request and with reasonable notice to Landlord, and Tenant shall pay the reasonable cost thereof. Landlord shall provide keys or other appropriate access devices that will allow Tenant access to the Premises at all times. Unless charged to individual tenants (including Tenant) as herein provided, the costs of such Landlord services described in this Section 9 shall be included as "Operating Expenses" and paid as Additional Rent pursuant to
Section 6. Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike conditions shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder. For those services within Landlord's reasonable control, Landlord will correct any interruption of services as soon as practicable.

         If Tenant has special mechanical, cooling, heating, ventilation, electrical or other requirements, then the cost of furnishing, installing, operating and maintaining the equipment and appurtenances (including separate meters if requested by Landlord to satisfy these requirements) shall be borne by Tenant, with Tenant either paying directly to the utility if separately metered or paying to Landlord, as Rent, the reasonable cost of providing such additional services. In addition, if the Premises are separately metered and charged for some or all utilities or services (e.g. separate electric meter or gas meter), then regardless of whether Tenant is engaged in special usage, Landlord may elect to have Tenant contract with and pay directly the utility or service provider. In any such case of individual metering and Premises-specific charges of utilities or services. Operating Expenses for purposes of calculating Tenant's Share of Operating Expenses shall not include the cost of providing such utilities or services to other tenants of the Project (but will continue to include the cost of providing such utilities or services to the Common Areas).

         The Building standard mechanical system is designed to accommodate heating loads generated by lights and standard office automation equipment. Before installing lights or equipment in the Premises, which in the aggregate exceed reasonable and customary loads, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay Landlord's costs to install supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights or if the equipment or lights requested by Tenant will, in Landlord's reasonable judgment, overburden the Building's structure or mechanical system(s) even if supplemented at Tenant's expense.

         10. ASSIGNMENT AND SUBLETTING. Tenant shall not cause or permit, directly or indirectly, voluntarily or involuntarily, any of the following events (individually and collectively, a "Transfer") (or any amendment to the instrument affecting the same) without in each case first obtaining Landlord's written consent, which shall not be unreasonably withheld: (1) a sale, assignment, hypothecation, mortgage, encumbrance, conveyance or other transfer of this Lease (or any interest therein); (2) a sublease of the Premises or any portion thereof; or (3) the use or occupancy of the Premises or any portion thereof by anyone other than Tenant. No transfer shall relieve Tenant of any liability under this Lease. Landlord's consent to any Transfer shall not operate as a waiver of the necessity for consent to any subsequent Transfer. If such consent is requested, Landlord reserves the right to terminate this Lease, or, if consent is requested for subletting less than the entire Premises, to terminate this Lease with respect to the portion for such consent is requested, at the proposed effective date of the Transfer, in which event Landlord shall have the right (but not the obligation) to enter into the relationship of Landlord and tenant with any such assignee, subtenant or transferee, based on the rent (and /or other consideration) and all other terms agreed to by such assignee, subtenant or transferee and otherwise upon the terms and conditions of this Lease. If Tenant assigns this Lease or sublease the Premises or portions thereof for more than the Rent then payable under this Lease with Landlord's consent as described above Tenant shall pay to Landlord the entire excess amount of

                                                   Landlord [INITIALS ILLEGIBLE]
                                                            --------------------
                                                     Tenant D.H.
                                                            --------------------
rent or other consideration, as and when received by Tenant, as Rent hereunder. If Tenant is a corporation, any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, a majority of its outstanding voting stock (including redemption thereof) shall constitute a Transfer, and in such event, Landlord's approval shall not be unreasonably withheld. If Tenant is a partnership, any transfer of this Lease by merger, consolidation, liquidation or dissolution of the partnership, or any change in the ownership of a majority of the partnership interests shall constitute a Transfer. As a condition to Landlord's approval, any potential assignee otherwise approved by Landlord shall assume and shall assume and shall be jointly and severally liable with Tenant for all obligations of Tenant under this Lease with respect to the portion of the Premises that is subleased to such sublessee. This Lease shall not be assigned by operation of law.


         11. CARE OF PREMISES. Tenant shall keep the Premises in a neat, clean and sanitary condition and shall at all times preserve them in good condition and repair, ordinary wear and tear or damage due to casualty or condemnation excepted. If Tenant shall fail to do so, Landlord may at its option place the Premises into said condition and state of repair, and in such case Tenant on demand shall pay or reimburse Landlord for the costs thereof. Tenant shall reimburse Landlord for the cost of replacing all broken glass with glass of same or similar quality.

         12. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Subject to the terms of
Section 15 relating to damage and destruction, upon expiration or termination of the Lease Term, whether by lapse of time or otherwise (including any holdover period), Tenant at its expense shall: (1) remove Tenant's goods and effects and those of all persons claiming under Tenant, and (2) repair and restore the Premises to a condition as good as received by Tenant from Landlord or as thereafter improved, reasonable wear and tear excepted, and (3) promptly and peacefully surrender the Premises (including surrender of all tenant, except Tenant's trade fixtures that do not become part of the Building). If Tenant causes the Premises to be improved with other than Building standard ceiling suspension system, fluorescent light fixtures, mechanical cooling, heating and ventilation units, millwork detail, doors, door sills, hardware or hard surface floor tile and base, then at Landlord's option Tenant shall pay Landlord an amount equal to the cost to replace all such nonstandard items with Building standard items. Any property left on the Premises after the expiration or termination of the Lease Term shall be deemed to have been abandoned and to have become the property of Landlord to dispose of as Landlord deems expedient, and Tenant shall be liable for all costs associated with the disposal of such property. Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's property as herein provided, and Tenant shall indemnify and hold harmless Landlord therefrom. No such reentry shall be considered or construed to be a forcible entry.

         13. ALTERATIONS. Tenant shall make no additions, changes, alterations or improvements ("Work") to the Premises or any electrical, mechanical or fire protection facilities pertaining to the Premises without the prior written consent of Landlord. All Work shall be at Tenant's sole cost and shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Premises and the Building and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all Work be performed under Landlord's supervision. In any case, Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead or third-party costs in reviewing Tenant's plans and specifications and performing any supervision of Work. Tenant shall maintain a safe working environment, including the continuation of all fire and security protection devices, if any, previously installed in the Premises by Landlord. All damages or injury done to the Premises or the Building Complex by Tenant or by any persons who may be in or upon the Premises or the Building Complex with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Building Complex caused by acts or omissions of Tenant or Tenant's officers, contractors, subcontractors, agents, invitees, licensees, employees, successors or assigns. If Landlord consents to or supervises any Work by Tenant, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same, except with respect to Landlord's intentional misconduct. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of any Work. All alterations, additions and improvements except Tenant's trade fixtures that do not become a part of the Building shall remain in an be surrendered with the Premises as a part thereof at the expiration or sooner termination of this Lease. Tenant shall comply with all applicable laws, codes and regulations in connection with all Work.

         14. ENTRY AND INSPECTION. Landlord at all reasonable times and with reasonable prior notice (and at any time in case of emergency) may enter the Premises for the purpose of inspection, cleaning, repairing, altering or improving the Premises or the Building subject to Tenant's reasonable security requirements. Nothing in this Section 14 shall impose upon Landlord any obligation not expressly imposed elsewhere in this Lease. Landlord shall have the right at reasonable times to enter the Premises for the purpose of showing the Premises to any fee owners, ground lessors, holders of encumbrances on the interest of Landlord and any prospective purchasers, mortgagees, ground lessors or tenants of the Building or a portion thereof. If during the last month of the Lease Term Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease.

         15.      DAMAGE OR DESTRUCTION.

                  15.1 DAMAGE AND REPAIR. In case of damage to the Premises or the Building by fire or other casualty, Tenant immediately shall notify Landlord. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations)just prior to the occurrence of the damage, or if insurance proceeds sufficient for full restoration are unavailable for any reason, then Landlord no later than the sixtieth (60th) day following the damage may give Tenant notice of election to terminate this Lease. In the event of such election this Lease shall surrender possession of the Premises within a reasonable time thereafter, and Rent shall be apportioned as of the date of Tenant's surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty (30%) percent of said replacement value of the Building and insurance proceeds sufficient for restoration are available, or if Landlord does not elect to terminate this Lease under the second sentence of this Section 15.1, then Landlord shall restore the Building and Premises (to the extent of the Tenant Improvements originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease. To the extent that the Premises are rendered untenantable, Rent shall proportionally abate during the period of such untenantability, unless such damage resulted from or was contributed to directly or indirectly by the act, fault or neglect of Tenant, Tenant's officers, contractors, subcontractors, agents, employees, invitees or licensees, in which case Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for a loss of Rent hereunder.

                  15.2 BUSINESS INTERRUPTION. No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building. Landlord shall use reasonable efforts to effect any such repairs promptly.

                  15.3 PROPERTY OF TENANT. Landlord will not carry insurance of any kind on any property of Tenant, including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures, and any Tenant Improvements and other improvements to the Premises that are paid for by Tenant and Landlord shall be obligated to repair any damage thereto or replace the same.

         16.  INDEMNIFICATION.

         Tenant shall indemnify, hold harmless and defend Landlord from and against all liabilities, damages, suits, obligations, fines, losses, claims, actions, judgments, penalties, charges, costs, or expenses, including, without limitation, attorneys' and other professional fees and disbursements (collectively, "Liabilities"), in conjunction with any loss of life, personal injury and/or property damage arising out of or relating to the occupancy or use by Tenant or any part of the Premises or the Building Complex occasioned wholly or in part by any act or omission of Tenant or its officers, contractors, subcontractors, licensees, agents, servants, employees, or any assignee or sublessee. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building or any other third parties. Notwithstanding the foregoing, for those Liabilities arising from activities to which RCW 4.24.115 is held to be applicable, (i) Tenant shall have no liability for any such Liabilities caused by or resulting from the sole negligence of Landlord for its agents or employees and (ii) for any such Liabilities that arise out of the concurrent negligence of Landlord or its agents or employees and Tenant or its agents or employees, Tenant shall be liable under this indemnity provision only to the extent of the negligence of Tenant or its agents or employees.



         17.  INSURANCE.

                  17.1 LIABILITY INSURANCE. Throughout the Lease Term Tenant, at its own expense, shall keep and maintain in full force and effect a policy of commercial general liability insurance including a contractual liability endorsement covering Tenant's obligations under Sections 16, insuring Tenant's activities upon, in and about the Premises and the Building Complex against claims of bodily injury or death or property damage or loss with a limit of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and Two Million Dollars ($2,000,000) in the aggregate (per policy year). In no event shall the deductible under such policy be in excess of One Thousand Dollars ($1,000).

                  17.2 PROPERTY INSURANCE Throughout the Lease Term Tenant, as its own expense, shall keep and maintain in full force and effect what is commonly referred to as "all risk" coverage insurance or its equivalent (but excluding earthquake and flood) on all property of Tenant, including inventory, equipment, floor ceiling and wall coverings, furniture and trade fixtures, and any Tenant Improvements and other improvements to the Premises that are paid for by Tenant in an amount not less than the then current One Hundred Percent (100%) replacement value thereof.

                  17.3 WORKERS' COMPENSATION INSURANCE. Throughout the Lease Term Tenant, at its own expense, shall keep and maintain in full force and effect workers' compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington.

                 17.4 INSURANCE POLICY REQUIREMENTS. All insurance required under this Section 17 shall be with companies rated AX or better in Best's Insurance Guide and who are qualified to do business in the State of Washington. Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles in connection with the policy required Section 17.2 above. No insurance policy required under this Section 17 shall be canceled or reduced in coverage and each insurance policy shall provide that it is not subject to cancellation or material alteration except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord prior to Commencement Date and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and, with the exception of the policy required under Section 17.3, naming Landlord as an additional insured thereunder, and each policy or certificate shall expressly provide that the interest of Landlord therein shall not be affected by any breach by Tenant of any provision of such policy or the policy for which such certificate evidences coverage. Further, all certificates shall expressly provide that the coverage evidenced thereby shall be primary and that any policies carried by Landlord shall be excess and noncontributory with such primary insurance. The limits of any required insurance policy shall not limit the liability of Tenant under this Lease.

                  17.5 WAIVER OF SUBROGATION. Notwithstanding any other provisions to the contrary herein, Landlord and Tenant release each other, their agents and employees from liability and waive all right of recovery against each other for any loss from perils insured against under their respective policies for damage caused by fire or other perils (including those covered by all risk extended coverage) that are covered by insurance, regardless of any fault or negligence. Each party shall use reasonable efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. The waiver of subrogation provided herein shall apply to the full extent, but only to the extent, that the same shall be valid and enforceable without impairment of insurance coverage.

         18. ADVERTISING AND SIGNS. Tenant shall not place on the exterior of the Premises or the Building, or on any exterior door or wall or the exterior door or wall or the exterior or interior of any window thereof, or on any part of the interior of the Premises visible form the exterior thereof, any sign or advertising matter and shall not place any decoration, letter or other thing of any kind on the glass of any window or door of the Premises, without the prior written consent of Landlord. With respect to any sign or advertising matter or decoration approved by Landlord, Tenant at its sole cost and expense shall maintain the same in good condition and repair at all times. Landlord hereby reserves the exclusive right to remove temporarily Tenant's sign during any period when Landlord repairs, restores, constructs or renovates the Premises or the Building. Landlord shall have the right to prohibit any advertising by Tenant that, in Landlord's opinion, tends to impair the reputation of the Building as a first class office building. Upon the expiration or sooner termination of this Lease, Tenant at Landlord's request shall remove all signs, advertising matters or decorations at its sole cost and expense and repair any resulting damage to the Premises and the Building.

         19.  INSOLVENCY AND LIENS.

                  19.1 INSOLVENCY. If Tenant becomes insolvent or voluntarily bankrupt, or if a receiver, trustee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding, or Landlord may treat such insolvency as a default under Section 21 of this Lease and invoke any and all remedies available thereunder. In the event of an assumption or assignment by operation of law under the Federal Bankruptcy Code or any state bankruptcy or insolvency law and Landlord elects not to terminate this Lease (or is otherwise prevented from electing to terminate this Lease), the trustee in assuming this Lease or any assignee thereof shall (a) remedy Tenant's prior default under this Lease,
(b) be bound by and assume all of the terms and conditions of this Lease, (c) provide adequate assurances of future performance of all the terms, conditions and covenants of this Lease, which shall include making the following express covenants to the Landlord: (1) there is sufficient capital to pay all Rent due under the Lease for the entire Lease Term, (2) assumption of the Lease by any assignee will not cause Landlord to be in violation or breach of any provision of any other lease, finance agreement, security instrument or operating agreement concerning the Building or the Property, and (3) such assumption or assignment by the assignee will not substantially disrupt or impair any existing tenant mix or development plans for the Building or the Property.

                  19.2 LIENS. Tenants shall not permit any lien to be filed against the Premises, the Building or the Property by reason of obligation incurred by or on behalf of Tenant. Tenant hereby indemnifies and holds Landlords harmless from any liability from any such lien. If any lien is filed against the Premises, the Building or the Property by any person claiming by, through or under Tenant, Tenant shall upon request of Landlord, at Tenant's expense, immediately cause such lien to be released; or, at Landlord's election, furnish to Landlord a bond in form and in an amount of not less than One Hundred Fifty Percent (150%) of said lien and issued by a surety satisfaction to Landlord, indemnifying Landlord, the Building and the Property against all liability, cost and expenses, including attorneys' fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to and for Tenant, if, and only if, such proceedings suspend the collection thereof from Landlord, Tenant and the Premises, and neither the Premises, the Building, the Property nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

         20.      CONDEMNATION.

                  20.1 ENTIRE TAKING. If all of the Premises or the Building or such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or conveyance in lieu thereof, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent shall be paid to that date.

                  20.2 PARTIAL TAKING. In the event of a taking of a part of the Building other than the Premises or of a portion of the Property, and if Landlord determines that the Building should be restored in such a way as to alter the Premises materially, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty
(60) days following the date of vesting of title; and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth for the expiration of the Lease Term, and Rent hereunder shall be apportioned as of such date. Subject to the foregoing provisions of this Section 20.2, in case of taking of a part of the Premises, or a portion of the Building or the Property not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the net rentable area of the Premises is reduced (or if one of the Premises is taken, based on the proportion by which the use of the Premises is materially reduced), such Tent reduction to be effective as of the date title to such portion vests in the condemning authority.

                  20.3 AWARDS AND DAMAGES. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award (except for Property of Tenant as defined in Section 7), and the Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Property of Tenant (not including Tenant's leasehold interest), but only to the extent that such loss is awarded separately in the eminent domain proceeding and not out of or as part of the damages recoverable by Landlord.

         21.      DEFAULT; REMEDIES.

         21.1 EVENTS OF Default. Each of the following shall be deemed a default by Tenant and a material breach of this Lease:

                 21.1.1 Failure by Tenant to pay when due any rent hereunder if such failure shall continue for a period of five (5) days after written notice thereof has been given to Tenant; or

                 21.1.2 Failure by Tenant to perform or observe any of the other terms, covenants. conditions, agreements or provisions of this Lease if such failure shall continue for a period of fifteen (15) days after written notice thereof has been given to Tenant; provided, however, that if any such failure cannot reasonably be cured within such fifteen (15) day period, then Tenant shall not be deemed to be in default if Tenant commences to cure such failure within a reasonable time not to exceed fifteen (15) days and for as long as Tenant is diligently prosecuting the cure thereof up to a total of thirty (30) days after the notice from Landlord has been given; or

                 21.1.3 Any misrepresentation or material omission of information made by Tenant orally to Landlord or in any documents or other materials provided by Tenant to Landlord in connection with this Lease; and

                 21.1.4 Any vacation or abandonment by Tenant of the Premises. As used herein "vacation" shall mean a prolonged absence from the Premises, and "abandonment" shall mean an absence from the Premises of five (5) days or more while Tenant is in default.

                  21.2 LANDLORD REMEDIES FOR TENANT DEFAULT. If any default occurs hereunder, Landlord may, at any time thereafter and without waiving any other rights hereunder, do one or more of the following:

                 21.2.1 Landlord's Reentry. At its option, Landlord may enter the Premises or any part thereof, with process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relate the Premises or any part thereof for such term or upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, with Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default reentry and /or disposition by summary proceedings or otherwise, all Rent shall become due thereupon and be paid up to the time of such reentry or dispossession together with such expenses as Landlord may incur for attorneys' fees, advertising expenses, brokerage fees and/ or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 21.5 hereof, accruing from the date of any such expenditure by Landlord. No such reentry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant.

                 21.2.2 Reletting of Premises. At the option of Landlord, any rents received by Landlord from any reletting as described in Section 21.2.1 shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys' fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Premises; third, to the payment of Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any months shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to be liable for failure to relet, or in the event of reletting, for failure to collect the rent thereof, but Landlord shall attempt to mitigate its damages to the extent required by law. In no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder.

                 21.2.3 Termination. Notwithstanding any reletting termination as described in Section 21.2.1, Landlord may at any time elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedies it may have, Landlord may recover from Tenant the present value of the entire amount of Rent reserved by this Lease for the balance of the Lease Term, as it may have been extended, over the then fair market rental value of the Premises for the same period, plus all expenses, including court costs and attorneys' fees, incurred by Landlord in the collection of the same.

                 21.3 CUMULATIVE REMEDIES. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude and other right or remedy allowed by law.

                 21.4 RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, required to be paid by Tenant to a person or entity other than Landlord or shall fail to perform any other act to be performed by Tenant hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Notwithstanding any other provision hereof, Landlord may undertake repairs in an emergency or to prevent further damage to the Building or the Premises without delivery of notice and expiration of the cure period. Tenant shall promptly on demand reimburse Landlord for any such payment or the cost of performing any such act, and shall pay Landlord interest thereon at the rate provided in Section 21.5. Landlord shall have (in addition to any other right or remedy of Landlord), the same rights and remedies in the event of the nonpayment of sums due under this Section 21.4 as in the case of default by Tenant in the payment of Rent.

                  21.5 LATE PAYMENTS. All Rent not paid within five (5) business days of the due date hereunder shall bear interest from the date due at the rate of eighteen percent (18%) per annum or the maximum permitted by law, whichever is less. In addition to any interest that may be charged hereunder, if Tenant has been late in any payment more than once in any twelve (12) month period, then Landlord, at its option, may collect from Tenant a service charge for the collection of any subsequent payment during that twelve (12) month period that is not made within five (5) business days of the due date in the amount equal to four percent (4%) of the amount due.

                  21.6 WAIVER OF REDEMPTION RIGHTS. Tenant, for itself and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby surrender all right and privilege, which they or any of them may have under or by reason of any present or future law, to redeem the Premises or have a continuance of this Lease for the term hereof, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         22. SUBORDINATION TO MORTGAGE. This Lease is and shall be subordinate to any mortgage or deed of trust placed at any time on the Building or the Property by Landlord and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage"), and Tenant shall attorn to the holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Building, the Property or the Premises at any sale or other proceeding under any Landlord's Mortgage; provided, however, that so long as Tenant is not in default hereunder, Tenant's possession of the Premises shall not be disturbed and all other rights of Tenant under this Lease shall be recognized; provided, further, that Tenant's attornment shall be deemed to occur automatically without further agreement of Tenant. If the holder or prospective holder of any Landlord's Mortgage wishes to have this Lease as a prior lien to the Landlord's Mortgage, it shall be so deemed upon the holder thereof so notifying Tenant. Tenant shall properly execute and deliver within ten (10) days after written notice any documents Landlord or the holder of any Landlord's Mortgage may require to carry out the provisions of this Section. If, in connection with obtaining financing for the Property or the Building, any holder of a Landlord's Mortgage shall request modifications in this Lease as a condition to such financing, Tenant shall not withhold, delay or defer its consent thereto, provide that such modifications in this Lease as a condition do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

         23. HOLDOVER. If Tenant shall, with the written consent of Landlord, hold over beyond the expiration of the Lease Term, or if Landlord shall so notify Tenant at any time upon or after the expiration of the Lease Term, such tenancy shall be deemed a month-to-month tenancy that may be terminated as provided by applicable state law. During such tenancy Tenant shall be bound by all the terms, covenants and conditions as herein specified as far as applicable, except rental, which shall be Two Hundred Percent (200%) of the Rent due prior to the expiration of the Lease Term.

         24. AGENT. Landlord has appointed N/A ("Agent") as its agent in all matters concerning this Lease, and the Tenant, until notified by Landlord in writing to the contrary, shall pay all Rent and give any notices hereunder to Agent at Landlord's Address set forth on the signature page of this Lease. As long as such agency shall exist, each and every term and provision of this Lease that it is in any way beneficial to Landlord, including every stipulation imposing or limiting liability, shall inure to the benefit of Agent and its agents in the same manner as fully and with the same effect as Landlord. Tenant may rely without further inquiry upon the authority of N/A.

         25. NOTICES. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to Landlord and to Tenant at the addresses set for the on the signature page of this Lease (except that, after the Lease commences, any such notice may be so mailed or delivered by hand to Tenant at the Premises), and to the holder of any Landlord's Mortgage at such place as such holder shall specify to Tenant in writing; or to such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given at the earlier of three (3) day s after the date of such mailing or upon the date of receipt.

         26. COSTS AND ATTORNEYS' FEES. If Landlord employs attorneys in connection with the enforcement of this Lease, then Tenant shall only be required to reimburse the Landlord to the extent that the Tenant has been at fault. If Tenant or Landlord shall bring any action arising out of this Lease, the losing party shall reimburse the prevailing party for all reasonable attorney's fees (including court costs and disbursements) incurred in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on the commencement of such action.

         27. ESTOPPEL CERTIFICATES. Tenant, shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee an Estoppel Certificate in the form shown in Exhibit E stating: the date this Lease was executed and the date it expires; the Commencement Date and the date Tenant accepted the Premises; the amount of Basic Rent and any then applicable Additional Rent and any other sums payable under the Lease and date to which such rent and/or other sums have been paid; and certifying to the best of its knowledge: that this Lease is in full force and effect and has not been assigned, ratified, supplemented or amended in any way (or specifying the date and terms of any agreement as to this tenancy); that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such unsatisfied conditions and the extent to which such conditions are unsatisfied); that all required contributions by Landlord to Tenant on account of the Tenant Improvements have been received (or specifying the nature and amount of any such contributions that have not been received); that no Tenant has been paid more than one month in advance (or specifying the amount and payment dates of any Tenant that has been so paid); the amount of the Security Deposit held by Landlord (if any); and any other information or items requested by Landlord. It is intended that any such statement delivered pursuant to this
Section 27 may be relied upon by Landlord and any prospective purchaser of or prospective holder of any mortgage upon Landlord's interest in the Building and/or the Property. If Tenant shall fail to provide such estoppel certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provide, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to any prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the Security Deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

         28. LIMITATION OF LIABILITY. Notwithstanding any other Lease provision, all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Building and the Property, but are made and intended for the purpose of binding only the Landlord's interest in the Building and the Property, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by , nor shall at any time be asserted or enforceable against Landlord's or its partners, shareholders, directories and officers of their respective heirs, legal representatives, successors or assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

         29. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall automatically be relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, but for the security deposit paid hereunder. Tenant agrees to attorn to the transferee, such attornment shall be deemed to occur automatically without further agreement of Tenant.

         30. NONWAIVER. Waiver by Landlord of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent acceptance of any Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

         31. QUIET POSSESSION. Landlord warrants that so long as Tenant is not in default under this Lease beyond any applicable cure period and so long as this Lease has not been terminated, Tenant's quiet possession of the Premises during the Lease Term shall not be disturbed by Landlord or others claiming through Landlord.

         32. SECURITY DEPOSIT. As security for the full and faithful performance of covenant and condition of this Lease to be performed by Tenant, Tenant has paid to Landlord the Security Deposits specified in Section 1.5, receipt of which is hereby acknowledged. If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, then Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any sum which Landlord may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant within ten (10) days of written demand therefor by Landlord shall deposit with Landlord the amount so applied. If Tenant shall have fully complied with all covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or sooner termination of this Lease. In the event of Tenant's default, Landlord's rights to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord for Tenant's default under this Lease. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.

         33.      GENERAL.

                  33.1 HEADINGS. Titles or captions to Sections of this Lease are not a part of this Lease and shall not have not effect upon the construction or interpretation of any part hereof.

                  33.2 SUCCESSORS AND ASSIGNS. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

                  33.3 NO BROKERS. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees from Landlord in respect of the negotiation, execution or delivery of this Lease and Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person based on any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this Section 33.3 shall not apply to brokers with whom Landlord has an express written brokerage agreement.

                  33.4 ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant's use of the Building and the Property and other matters set forth in this Lease. No prior agreements or understandings pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

                  33.5 SEVERABILITY. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall remain in full force and effect.

                  33.6 FORCE MAJEURE. Time periods for Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Landlord's performance is prevented due to circumstances beyond Landlord's control, including without limitation, strikes, embargoes, shortages of labor or materials governmental regulations, acts of God, war or other strife.

                  33.7 CHANGES TO BUILDING. Landlord may at its option make any repairs, alterations, additions or improvements that Landlord may deem necessary or advisable for the preservation, safety or improvement of the Building, so long as Tenant has reasonable access to the Premises. Landlord shall have the right from time to time without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to renovate, repair, replace, and/or change the arrangement or location of any of the following: sidewalks, terraces, landscaping, loading and/or delivery areas, parking areas, lobbies, entrances, passageways, doors and doorways, corridors, stairs, toilets and other common areas of the Building, mechanical, cooling, heating, ventilation, security, electrical, lighting, plumbing and other systems servicing the Building, and other similar common service portions of the Building Complex. Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration, or other disturbance to Tenant's business in the Premises (provided that Tenant is not denied access to the Premises) that shall arise out of the performance by Landlord of any aforesaid improvements or renovations at or to the Building Complex. Landlord shall use reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid disruption of Tenant's business during any such renovations. In no event shall Landlord permanently diminish any service, change the arrangement or location of the elevators serving the Premises, make any change that diminishes the area of the Premises, or make any change that alters the character of the Building from a first-class building. Landlord may change the name of the Building at any time.

                 33.8 BUILDING DIRECTORY. Landlord shall maintain in the Building or on the Property a directory that shall include the name of the Tenant.

                 33.9 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

                  33.10 AUTHORITY. If Tenant is a corporation, the individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the Tenant in accordance with a duly adopted resolution of the board of directors of Tenant and in accordance with Tenant's bylaws, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord's request, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the board of directors of Tenant authorizing or ratifying the execution of this Lease or provide other evidence of Tenant's authority reasonably satisfactory to Landlord. If Tenant is a partnership, the individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the Tenant in accordance with Tenant's partnership agreement, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord's request, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord an executed copy of Tenant's partnership agreement or provide other evidence of Tenant's authority reasonably satisfactory to Landlord.

                  33.11 RELOCATION. If the Premises contain less than Five Thousand (5,000) square feet of net rentable area, Landlord shall have the right, at its option, upon thirty (30) days written notice to the Tenant, to relocate Tenant and to substitute for the Premises other space in the Building containing at least as much net rentable area as the original Premises. Such substitute Premises shall be improved with decorations and improvements of comparable quantity and quality to the Tenant Improvements, at Landlord expense. Landlord shall reimburse Tenant for the expenses reasonably incurred by Tenant in connection with such substitution of Premises, including but not limited to costs of moving, door lettering, telephone relocation and costs reasonably related to interuption of business.

                  33.12 LANDLORD'S SECURITY INTEREST. Tenant hereby grants to Landlord a first lien and security interest (which shall be in addition to and not in lieu of any statutory Landlord's lien or security interest) in all Property of Tenant (as defined in Section 7) to secure all sums due from and all obligations to be performed by Tenant hereunder, which lien and security interest may be enforced by Landlord in any manner provided by law, including, without limitation, under and in accordance with the Washington Uniform Commercial Code. Tenant agrees to provide Landlord with an itemized listing and copies of all receipts for Property of Tenant within ten (10) days of purchase and/or installation. In furtherance of the foregoing, Tenant shall execute any instrument requested by Landlord to evidence or perfect the security interest granted hereby.

Tenant shall not encumber, mortgage, hypothecate, or finance any Property of Tenant or this Lease, the leasehold interest, the Premises, or any other property rights therein, without Landlord's prior written consent; nor shall Tenant execute any document involved in the financing of this Lease, the leasehold estate or any Property of Tenant without Landlord's prior written approval.

                  33.13 TENANT REPRESENTATION. Tenant acknowledges that Tenant has been represented (or has had the opportunity to be represented) in the signing of this Lease by independent legal counsel, selected of Tenant's own free will, and that Tenant has had the opportunity to discuss this lease with counsel. Tenant further acknowledges that Tenant has read and understands the meaning and ramifications of this lease, and, as evidence of this fact, signs his initials.
                            TENANT'S INITIALS:  D.H.

                  33.14 TIME OF ESSENCE. Time is of the essence of this Lease. Tenant execute any document involved in the financing of this Lease, the leasehold estate or any Property of Tenant without Landlord's prior written approval.

                  33.15 EXECUTION IN COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

                  33.16 JOINT AND SEVERAL LIABILITY. If more than one person executes this Lease as Tenant, then (I) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and any act of or notice from, or notice or refund to, or signature of, any one or more of them, with respect to the tenancy of this Lease, including without limitation any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

                  33.17 BINDING ON LANDLORD. Submission of this Lease for examination, even though executed by Tenant, shall not bind Landlord in any manner, and no lease or other obligation on the part of Landlord shall arise until this Lease is executed and delivered by Landlord to Tenant.

                  33.18 NO RECORDING. Neither this Lease nor any memorandum hereof shall be recorded in the real property records of the county wherein the Property is located.

                  33.19 COMPUTATION OF TIME. The word "day" means "calendar day" herein and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.

         34.      OPTION TO RENEW.  INTENTIONALLY DELETED.

         IN WITNESS WHEREOF, the Landlord and the Tenant have signed their name and affixed their seals the day and year first above written.

TENANT:                               LANDLORD:

Edgar Online,  Inc.                   Yett Family Partnership, L.P.
                                      by Yett Corp. its General Partner
By \s\ Dave Hamburg
   ---------------------              By \s\ Stephen E. Yett
                                         --------------------------
                                      Stephen E. Yett
Its: Director,                        Its: President
     West Coast Operations
--------------------------
Address:                              Address:
Attention: Dave Hamburg
-------------------------
Edgar Online, Inc.                    Yett Management N.W., Inc.
-------------------------
10628 NE 37th Circle                  2525 152nd Ave NE
-------------------------
Kirkland, WA 98033                    Redmond, WA 98052
-------------------------
Telephone: (425) 803-5726             Telephone: (425) 883-1300
-------------------------
Facsimile: (425) 822-3034             Facsimile: (425) 881-8664
-------------------------

cc:
Attention: Tom Vos
-------------------------
EDGAR Online, Inc.
-------------------------
50 Washington Street, 9th Floor
-------------------------
Norwalk, CT  06854
-------------------------
Exhibit A         Legal Description
---------
Exhibit B         Floor Plan
---------
Exhibit C         Tenant Improvements
---------
Exhibit D         Additional Provisions
---------
Exhibit E         Estoppel Certificate
---------
Exhibit F         Building Rules and Regulations
---------
Exhibit G         Parking Rules and Regulations
---------

                                    LANDLORD

STATE OF WASHINGTON      )
COUNTY OF KING           )

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 15th day of March, 2000, before me personally appeared STEPHEN E. YETT to me known to be the PRESIDENT of YETT MANAGEMENT N.W., INC., the corporation that executed the within and foregoing instrument, and acknowledged that said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and seal hereto affixed the day and year first above written.


-----------------------------
     MARCOS J. POLICAR                      /s/ Marcos J. Policar
    STATE OF WASHINGTON                     ----------------------------------
     NOTARY -.- PUBLIC                      NOTARY PUBLIC in and for the State
MY COMMISSION EXPIRES 2-10-03               of Washington, residing in Bellevue.
-----------------------------               My commission expires 2-10-03.


                                     TENANT

STATE OF WASHINGTON      )
                         ) ss:
COUNTY OF KING           )

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 10th day of March, 2000, before me personally appeared

     Dave Hamburg
-------------------------------------------------------------------------------

known to be the Director, West Coast Operations
                ----------------------------------------------------------------

of Edgar Online, Inc.          the corporation that executed the within and
   --------------------------,
foregoing instrument, and acknowledged that he/she signed the same as his/her free and voluntary act and deed to the uses and purposes therein mention.

WITNESS my hand and seal hereto affixed the day and year first above written.

-----------------------------               /s/ Marcos J. Policar
     MARCOS J. POLICAR                      -----------------------------------
    STATE OF WASHINGTON                     NOTARY PUBLIC in and for the State
     NOTARY -.- PUBLIC                      of Washington, residing in Bellevue.
MY COMMISSION EXPIRES 2-10-03               My commission expires 2-10-03.
-----------------------------

                                     TENANT

STATE OF                 )
         ---------------
                         )ss:
COUNTY OF                )
          --------------

I certify that i know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this        day of         , 2000, before me personally appeared
        ------        --------

-------------------------------------------------------------------------------

known to be the
                ----------------------------------------------------------------
of                                          , the corporation that executed the
   -----------------------------------------
within and foregoing instrument, and acknowledged that he/she signed the same as his/her free and voluntary act and deed to the uses and purposes therein mentioned.

WITNESS my hand and seal hereto affixed the day and year first above written.


                                            ------------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of
                                               --------------------------------,
                                            residing in
                                                        -----------------------.
                                            My commission expires
                                                                  -------------.

                                    EXHIBIT A

                                Legal Description

Lot 21 and an undivided one-twelfth(1\12th) interest in Tract A of Linbrook Yarrow Bay, as per plat recorded in Volume 118 of Plats, Pages 94 through 96, Records of King County, as revised by City of Kirkland Lot Line Adjustment No. 84-76, filed in Volume 42 of Surveys, Pages 23 and 23A, and recorded under King County Recording No. 8410099003, Records of King County;

TOGETHER with a perpetual, non-exclusive easement and right of access, ingress, egress and utilities as established by Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Linbrook Yarrow Bay, Recorded under King County Recording No. 8410290408 and as delineated over and across the North 24 feet of Lot 26 at Linbrook Yarrow Bay, as per plat recorded in Volume 118 of Plats, Pages 94 through 96, Records of King County, and as revised by City of Kirkland Lot Line Adjustment No. 84-76, filed in Volume 42 of Surveys, Pages 23 and 23A, and recorded under King County Recording No. 8410099003, Records of King County;

Situated in the City of Kirkland, County of King, State of Washington.

                                   EXHIBIT B

                       [LINBROOK OFFICE PARK Floor Plan]

                              (Buildings 21 & 22)

                                    EXHIBIT C

                 Tenant Improvements for Office Lease Agreement
               Between Yett Family Partnership, L.P. ("Landlord")
                        and Edgar Online, Inc. ("Tenant")

I.       COMMENCEMENT AND EXPIRATION DATES; POSSESSION.

         A.COMMENCEMENT DATE. The Commencement Date shall be as provided in
Section 1.3 of the Lease, unless notice is given pursuant to this Exhibit C as follows:

                  (1) If Landlord delivers to Tenant a notice at least fifteen
(15) days prior to the date upon which the Premises, together with the common facilities for access and service thereto, shall be substantially completed, then the Commencement Date shall be the date specified in such notice (which shall not be prior to January 20, 2000, without Tenant's consent) or any earlier date upon which Tenant occupies the Premises; and

                  (2) As used herein, "substantially completed" shall mean (i) any Tenant Improvements to be installed by Landlord in the Premises pursuant to this Exhibit C are completed, subject to punch list items, (ii) Tenant has access to the Premises, and (iii) the cooling, heating and ventilation systems servicing the Premises are operable. The determination when the Premises are substantially completed shall be reasonably and exclusively made by Landlord's architect. Landlord shall use its reasonable efforts to cause the Commencement Date to occur by January 20, 2000.

         B.TENANT OBLIGATIONS. If the Tenant Improvements are not competed on the Commencement Date due to the failure of Tenant to fulfill any obligations pursuant to the terms of this Lease or any Exhibit hereto, including without limitation Tenant's failure to substantially comply with any dates set forth in this Exhibit C, the Lease shall be deemed to have commenced upon the date it would have commenced but for Tenant's failure, which date shall be determined by Landlord in its sole reasonable discretion and confirmed to Tenant in writing.

         C.TENANT TERMINATION RIGHTS. If the Commencement Date does not occur within three (3) months following the date specified in Section 1.3, then Tenant may terminate this Lease by written notice, except such three (3)-month period at Landlord's sole option may be extended to a date not later than six
(6)-months from the Commencement Date specified in Section 1.3 for delays due to causes beyond the reasonable control of Landlord. If the Commencement Date has not occurred within such six (6)-month period at Tenant's option, this Lease shall be deemed null and void and all rights and obligations of the parties shall terminate. Termination under this Exhibit C shall be Tenant's sole remedy for any failure or delay in delivering possession of the Premises or completion of the Tenant Improvements and Tenant shall have no other rights or claims hereunder at law or in equity.

The premises will be delivered in as-is condition, except for the following, which will occur at Landlord's sole expense: (i) paint finished portion of premises with building-standard paint; (ii) Shampoo carpets.

                                    EXHIBIT D

                Additional Provisions for Office Lease Agreement
               Between Yett Family Partnership, L.P. ("Landlord")
                        and Edgar Online, Inc. ("Tenant")


1. PARKING: Notwithstanding the terms and conditions of this Lease Agreement, during the term of this Lease and all option periods, the Tenant shall have the right to use a share of the parking based upon the ratio of four (4) stalls per 1,000 square feet of rentable space, (which equates to 15 stalls during the initial term) on an unassigned basis.

2. SIGNAGE: The Landlord shall permit the Tenant to install, at Landlord's expense, a building standard sign in a mutually acceptable location near the entry to the Tenant's premises.

                                    EXHIBIT E

                              ESTOPPEL CERTIFICATE

1    Re: Lease dated ____________ ("Lease") by and between Stephen E. Yett,
         President ("Landlord") and __________________________________
         ("Tenant")

Gentlemen:

         Reference is made to the above-described Lease in which the undersigned is the Tenant. We understand that you are accepting an assignment of Landlord's rights under the Lease as _____________________, and we hereby, as a material inducement for you to consummate the transaction, represent that:

         1. The Lease is for a term, commencing on _________ , ______ 19 and ending ______ (__) years thereafter, and the Lease covers the real property ("Premises") depicted in EXHIBIT A, attached hereto and incorporated herein by reference thereto, the Premises being part of certain real property ("Property") located in the City of ________, County of ________, State of ____________, and more particularly described in EXHIBIT B, attached hereto and incorporated herein by reference thereto. A true and correct copy of the Lease is attached hereto as EXHIBIT C and incorporated herein by reference thereto.

         2. There are no modifications, amendments, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease, except for those attached hereto as EXHIBIT D.

         3. The Lease is in full force and effect, and the Lease has been duly executed and delivered by, and is a binding obligation of, the Tenant as set forth therein.

         4. The undersigned acknowledges (a) that rent on the Lease had been paid up to and including _______________, 19__, (b) that monthly rent during the ____________ ( ) years of the term of the Lease is $________ per month, and
(c) that rent has not been paid for any period after ____________________, 19 and shall not be paid for a period in excess of one (1) month in advance.


         5. A security deposit in the amount of $___________ has been made by Tenant and is now held by Landlord.

         6. All conditions under the Lease to be performed by Landlord have been satisfied (or those conditions not yet satisfied, and the extent to which such conditions are satisfied, shall be explained in detail attached to this Certificate).

         7. The improvements on the Premises are free from defects in design, materials and workmanship; and the improvements meet all governmental requirements, including, but not limited to, zoning and environmental requirements.

         8. The Lease is not in default, and Landlord has performed the obligations required to be performed by Landlord under the terms thereof through the date hereof, and there are no existing claims, defenses, or offsets that the Tenant had against the enforcement of this Lease by the Landlord.

         9. The Lease shall be subordinate to a Deed of Trust on the Premises and an assignment of Landlord's interest in the Lease given by Landlord to _______________; and in the event of a merger of Landlord and Tenant in any manner, the interest of Tenant and Landlord shall not merge.

         10. Tenant agrees not to modify, amend, terminate or otherwise change the Lease without ten (10) days' prior written notice to you.

         11. In the event of a default by Landlord under any of the terms or provisions of the Lease, Tenant shall give you adequate notice and sufficient time to cure such default.

         12. This lease represents the entire agreement between the parties as to Tenant's occupancy of the Premises.

Dated: ________________, 19___.

                                                 Very truly yours,

                                                 "Tenant"

                                                 By:__________________________

                                                 Its:_________________________

                                    EXHIBIT F

                              LINBROOK OFFICE PARK
                         BUILDING RULES AND REGULATIONS

         1. SIGN. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building, the Premises or the surrounding area without the written consent of the Landlord being first obtained. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of the Tenant. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside of the Premises; provided, however that Landlord is to furnish and install a building standard window blind at all exterior windows. Tenant shall not, without prior written consent of Landlord, install a sunscreen on any window.

         2 DIRECTORIES. The directories of the Building will be provided exclusively for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom.

         3. ACCESS. The sidewalks, halls, passages, exits, entrances, and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, entrances, exits, stairways, and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom the Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the building.

         4. LOCKS. Tenant shall not alter any lock or install any new additional locks or any bolts on any door of the Premises without the written consent of Landlord.

         5. RESTROOMS AND SHOWER ROOMS. The toilet rooms, urinals, wash bowls, shower rooms, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. No towels, wash cloths, soaps, or shampoos shall be left in or around the shower rooms. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant who, or whose employees, sublessees, assignees, agents, licensees, or invitees, shall have caused it.

         6. NO DEFACING PREMISES. Tenant shall not overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations), and shall not in any way deface the Premises or any part thereof.

         7. SAFES, HEAVY EQUIPMENT AND MOVING OF FURNITURE. No furniture, freight or equipment of any kind shall be brought into the Building without prior consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the times and manner of moving all heavy equipment in and out of the Building. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any Premises, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

         8. JANITORIAL SERVICES. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitorial service will be furnished between 7:00 p.m. and 6:00 a.m. Occupants in the space during these hours may cause the space not to be cleaned that day. Window cleaning shall be done only by Landlord and only between 4:00 a.m. and 5:00 p.m.
(daylight hours).

         9. NUISANCE. Tenant shall not use, keep or permit to be used or kept any food or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building. No animals or birds shall be brought in or kept in or about the Premises or the Building. No Tenant shall make or permit to be made any disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or Premises, or with those having business with such occupants by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors or down passageways.

         10. PERMITTED USE. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of its Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Landlord. No tenant shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for illegal purposes.

         11. HAZARDOUS SUBSTANCES. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or any Hazardous Substance or use any method of heating or air conditioning other than that supplied by the Landlord.

         12. COMMON AREA CONTROL. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

         13. ENTRY DOORS. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

         14. TELEPHONES. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for or stringing of wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         15. KEYS. All keys to the Building, Premises, and rooms shall be obtained from Landlord's office and Tenant shall not from any other source duplicate or obtain keys or have keys made without prior consent by Landlord. The Tenant, upon termination of tenancy, shall deliver to the Landlord the keys to the Building, Premises, and rooms which shall have been furnished and shall pay the Landlord for the cost of replacing any lost key or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such change.

         16. FLOOR COVERING. No Tenant shall lay linoleum, tile, carpet or other similar floor coverings so that the same shall be affixed to the floor or the Premises in any manner except as approved by the Landlords. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, agents, sublessees, licenses, employees or invitees, the floor covering shall have been laid.

         17. BUILDING CLOSURE. Except during Tenant's normal business hours, access to the Building or to the halls, corridors, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to any person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building and property located therein. Anything to the foregoing notwithstanding, Landlord shall have no duty to provide security protection for the Building at any time or to monitor access thereto.

         18. PREMISES CLOSURE. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and that all water faucets, water apparatus and electricity are entirely shut off before Tenant or Tenant's employees leave the Building. Tenant shall be responsible for any damage to the Building or other tenants caused by failure to comply with this rule.

         19. DISORDERLY CONDUCT. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         20. TENANT REQUESTS. Any requests of Tenant will be considered only upon application at the office of the Landlord. Employees of Landlord shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

         21. VENDING MACHINES. No vending machine shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

         22. BUILDING NAME AND ADDRESS. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name of the Building of which the Premises are a part.

         23. FIRE REGULATIONS. Tenant agrees that it shall comply with all fire regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the names of a designated responsible employee to represent Tenant in all matter pertaining to fire regulations.

         24. TENANT ADVERTISING. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promotion or advertising the business of Tenant except as Tenant's address.

         25. EMERGENCY INFORMATION. Tenant must provide Landlord with names and telephone numbers to contact in case of emergency. Tenant must fill out a tenant emergency information sheet and return it to Landlord's office within three (3) days of occupancy.

         26. INSTALLATION OF BURGLAR AND INFORMATIONAL SERVICES. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

         27. DELIVERIES. No equipment, materials, furniture, packages, supplies merchandise or other property will be received in the Building except between such hours as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

         28. FLOOR LOADS. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy object shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The person employed to move such equipment in or out of Building must be acceptable to the Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

         29. ENERGY CONSERVATION. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws, or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day. No exterior doors shall be held or left open by Tenant, its employees, or visitors, except for normal ingress and egress.

         30. NO ANTENNAS. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

         31. NO SOLICITING. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

         32. PROHIBITED USES. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that use by Tenant of Underwriters Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

         33. ENFORCEMENT OF RULES. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         34. LEASE. These Rules and Regulations are in addition to, and are made a part of the terms, covenants, agreements and conditions of Tenants Lease of its Premises in the Building.

         35. ADDITIONAL RULES. Landlord reserves the right to make such other Rules and Regulations or amendments hereto as, in its reasonable judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

         36. OBSERVANCE OF RULES. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, licensees, sublessees, assigns, and invitees.

                                    EXHIBIT G

                              LINBROOK OFFICE PARK
                          PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Building.

1. Landlord hereby grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use the designated parking areas in the Project on an unreserved, first come, first serve basis for the parking of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in parking layout from time to time, and to establish reasonable time limits on parking.

2. Landlord reserves the right to disperse any concentration of parking by tenant's employees in an area that is located closer to another tenant's entry than to their own.

3. Landlord reserves the right at a future date to charge for parking at a rate to be set forth by Landlord.

4. Parking stickers or any other device or form of identification supplied by Landlord and/or Parking Operator shall remain the property of the Landlord and/or Parking Operator. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge payable by Tenant or Tenant's employee for the loss of any parking identification device.

5. Landlord reserves the right to refuse parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements. Tenant shall acquaint all persons to whom Tenant assigns parking spaces of the Rules and Regulations.

6. Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the customer at that time. Landlord and/or Parking Operator has the right to exclude any vehicle from the parking facilities that does not have an identification device.

7. Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

8. Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicle is assumed by the parker, Landlord and/or Parking Operator shall not be responsible for any theft or vandalism to Tenant's vehicle from the parking facilities that does not have an identification device.

9. Tenant shall not park or permit the parking of any vehicle under its control in any parking areas designated by Landlord as areas for handicapped, van pool, and car pool parking pr parking by visitors to the Building. Tenant shall not leave vehicles in the parking areas other than automobiles, motorcycles, motor driven bicycles or 4-wheeled trucks.

10. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

11. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

12. All directional signs and arrows must be observed.

13. The speed limit within all parking areas shall be 5 miles per hour.

                  Parking is prohibited:

                  (a)      in areas not striped for parking;

                  (b)      in aisles;

                  (c)      where "no parking" signs are posted;

                  (d)      on ramps;

                  (e)      in cross hatched areas;

                  (f) in such other areas, as may be designated by Landlord or Landlord's Parking Operator; and

                  (g) on the premises for more than twenty-four (24) consecutive hours.

14. Landlord or its agents shall have the right to cause to be removed any vehicle of Tenant, its employees, invitees, licensees, or agents, that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expenses incurred by Landlord in connection with such removal. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of License plate numbers for vehicles owned or operated by its employees and agent.

15. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal at the owners expense.

16. Lot managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.